EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION
1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 (the “Report”) by Bentley Pharmaceuticals, Inc. (the “Registrant”), the undersigned hereby certifies that, to his knowledge:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ James R. Murphy James R. Murphy
Chairman of the Board of Directors and Chief
Executive Officer
(Principal Executive Officer)

May 12, 2008